Exhibit 99.1
Deloitte
Deloitte & Touche LLP
Two World Financial Center
New York, NY 10281-1414
USA
Tel: +1 212 436 2000
Fax: +1 212 436 5000
www.deloitte.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of
EMC Mortgage Corporation

We have examined EMC Mortgage Corporation's (the "Company") (a wholly owned subsidiary of The
Bear Stearns Companies Inc.) compliance with its established minimum servicing standards described in the accompanying Management's Assertion, dated February 24, 2005, as of and for the year ended
November 30, 2004. Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the
Company's compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American
Institute of Certified Public Accountants as adopted by the Public Company Accounting Oversight
Board and, accordingly, included examining, on a test basis, evidence about the Company's compliance with its minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with its minimum servicing standards.

Our examination disclosed the following material noncompliance in regards to resolving reconciling items within ninety (90) calendar days of their original identification, applicable to the Company during the year ended November 30, 2004. The reconciliations in three of the twenty custodial bank accounts selected for testing included twenty three reconciling items which were resolved after 90 calendar days from their original identification.

In our opinion, except for the material noncompliance described in the preceding paragraph, the
Company complied, in all material respects, with the aforementioned minimum servicing standards as of and for the year ended November 30, 2004 based on the criteria set forth in Appendix A.
Deloitte & Touche LLP

February 24, 2005

Member of
Deloitte Touche Tohmatsu